PITTSBURGH & WEST VIRGINIA RAILROAD
                              FORM 10-Q

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BALANCE SHEET

(Dollars in Thousands)

                                             March 31,   December 31,
                                                 2000           1999

ASSETS
     Rentals receivable under capital lease       $9,150         $9,150
     Cash                                             57             59

                                                  $9,207         $9,209


LIABILITIES and SHAREHOLDERS' EQUITY

     Liabilities:
          Accounts payable and
            accrued liabilities                   $   20         $   25

     Shareholder's equity:

          Shares of beneficial interest, at
            no par value, 1,510,000 shares
            issued and outstanding                 9,145          9,145
          Income retained in business                 42             39

               Total Shareholders' Equity          9,187          9,184

               Total Liabilities and
                 Shareholders' Equity             $9,207         $9,209
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